AMENDMENT TO THE EXECUTIVE EMPLOYMENT AGREEMENT
DATED AS OF SEPTEMBER 9, 2004
BY AND BETWEEN BIOPHAN TECHNOLOGIES, INC. AND JOHN LANZAFAME

This Amendment, dated September 10, 2007, by and between Biophan Technologies, Inc., a Nevada corporation John Lanzafame amends the Executive Employment Agreement dated September 9, 2004 (the “Employment Agreement”). All of the terms of the Employment Agreement are incorporated herein by reference, except as otherwise stated herein. Capitalized terms used herein, that are not defined herein, shall have the meaning ascribed to them in the Employment Agreement.

W I T N E S S E T H:

WHEREAS, Company has appointed Executive as interim Chief Executive Officer; and

WHEREAS, in connection with the foregoing appointment, Company and Executive desire to amend the Employment Agreement has determined.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereby agree as follows:

1.  Section 3.3 of the Employment Agreement is hereby amended and replaced in its entirety with the following:

Severance for Involuntary Termination; Disability or Significant Changes in Job Responsibilities. In the event of Involuntary Termination of the Executive, Disability or Significant Changes in the Job Responsibilities, the Company will pay the Executive (i) the unpaid amount of the Executive’s Base Salary through the date of termination as set forth in Exhibit A hereof, as amended from time to time; (ii) additional severance compensation payments, in accordance with the Executive’s Base Salary, for a six (6) month period from the date of termination; and (iii) bonus compensation, if any, assuming written goals required by the bonus plan are met, or would likely be met if Executive remained employed. The details of the bonus payment and when it is earned and how it is calculated are set forth in Exhibit A. All payments made to the Executive hereunder will be subject to all applicable employment and withholding taxes.

2.  Exhibit A of the Employment Agreement is hereby amended and replaced in its entirety with the Exhibit A, annexed hereto.

3.  Except as expressly set forth herein, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

BIOPHAN TECHNOLOGIES, INC.

By: _/s/ Robert Wood_____________
Name: Robert Wood
Title: Chief Financial Officer

_/s/ John Lanzafame _____________
John Lanzafame

EXHIBIT A

Position/Job Title:
Interim Chief Executive Officer

Annual Salary:
$198,000, payable bi-weekly.

Stock Options:
Executive shall receive an additional non-qualified option to purchase 500,000 common shares of the Company, upon the effective date of this Amendment.

Bonus Payments:
Executive shall receive the following cash bonus payments
(i) $50,000 upon the closing of the Intellectual Property Assignment Agreement, dated August 6, 2007, by and between Company and Medtronic, Inc., and
(ii) $50,000 upon the closing of an agreement to increase Company’s ownership in Myotech, LLC to greater than 65% of the outstanding equity.

Healthcare Plan:
Executive will receive the Company’s full health care plan, including dental and vision.

Paid Vacation:
4 weeks

Paid Holidays:
Eleven (11) paid holidays according to the Company’s standard holiday schedule.